                                                                    EXHIBIT 25.5


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                          _____


                       ---------------------------------



                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)





     A National Banking Association                       36-0899825
                                                        (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                60670-0126
   (Address of principal executive offices)                (Zip Code)


                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312)732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------

                                BNY CAPITAL VI
        (Exact name of obligors as specified in their trust agreements)



             New York                                  13-7177235
  (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                 identification number)

One Wall Street
New York, New York                                10286
(Address of principal executive offices)          (Zip Code)




                             Preferred Securities

                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:



          (a) Name and address of each examining or supervising authority to which it is subject.



          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..



          (b) Whether it is authorized to exercise corporate trust powers.



          The trustee is authorized to exercise corporate trust powers.


Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.



          No such affiliation exists with the trustee.



Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.



          1. A copy of the articles of association of the trustee now in effect.*



          2. A copy of the certificates of authority of the trustee to commence business.*



          3. A copy of the authorization of the trustee to exercise corporate trust powers.*



          4.  A copy of the existing by-laws of the trustee.*



          5.  Not Applicable.



          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



          8.  Not Applicable.



          9.  Not Applicable.



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of January, 1999.



            The First National Bank of Chicago,
            Trustee



            By ___________________________________________
               Steven M. Wagner
               First Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                         January 5, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of BNY Capital VI, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    The First National Bank of Chicago







               By: ______________________________________
                    Steven M. Wagner
                    First Vice President

                                   EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago       Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                            Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ----------------------------------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                 Dollar Amounts in thousands         C400
                                                                                                     ----
                                                                 RCFD       BIL MIL THOU
                                                                 ----       ------------
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):                                      RCFD
                                                                ----
     a. Noninterest-bearing balances and currency and
     coin(1).........................................           0081          4,898,646              1.a
     b. Interest-bearing balances(2)..................          0071          4,612,143              1.b

2.   Securities
     a. Held-to-maturity securities(from Schedule
     RC-B, column A).................................          1754                   0              2.a
     b. Available-for-sale securities (from Schedule
     RC-B, column D).................................          1773           9,817,318              2.b
3.   Federal funds sold and securities purchased
     under agreements to resell                                1350           6,071,229              3.
4.   Loans and lease financing receivables:                    RCFD
     a. Loans and leases, net of unearned income               ----
     (from Schedule RC-C)............................          2122          26,327,215              4.a
     b. LESS: Allowance for loan and lease losses....          3123             412,850              4.b
     c. LESS: Allocated transfer risk reserve........          3128                   0              4.c
     d. Loans and leases, net of unearned income,              RCFD
     allowance, and reserve (item 4.a minus                    ----
     4.b and 4.c)....................................          2125          25,914,365              4.d
5.   Trading assets (from Schedule RD-D).............          3545           6,924,064              5.
6.   Premises and fixed assets (including
     capitalized leases).............................          2145             731,747              6.
7.   Other real estate owned (from Schedule RC-M)....          2150               6,424              7.
8.   Investments in unconsolidated subsidiaries
     and associated companies (from Schedule RC-M)...          2130             153,385              8.
9.   Customers' liability to this bank on
     acceptances outstanding.........................          2155             352,324              9.
10.  Intangible assets (from Schedule RC-M)..........          2143             295,823             10.
11.  Other assets (from Schedule RC-F)...............          2160           2,193,803             11.
12.  Total assets (sum of items 1 through 11)........          2170          61,971,271             12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago        Call Date:  09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                             Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ----------------------------------

Schedule RC-Continued

                                                                                 Dollar Amounts in
                                                                                     Thousands
                                                                                     ---------
LIABILITIES
13.  Deposits
     a. In domestic offices (sum of totals of columns A and C          RCON
                                                                       ----
     from Schedule RC-E, part 1)...................................    2200          20,965,124              13.a
     (1) Noninterest-bearing(1)....................................    6631           9,191,662              13.a1
     (2) Interest-bearing..........................................    6636          11,773,462              13.a2

  b. In foreign offices, Edge and Agreement subsidiaries, and          RCFN
                                                                       ----
     IBFs (from Schedule RC-E, part II)............................    2200          15,912,956              13.b
     (1) Noninterest bearing.......................................    6631             475,182              13.b1
     (2) Interest-bearing..........................................    6636          15,437,774              13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                    RCFD 2800      4,245,925              14
15.  a. Demand notes issued to the U.S. Treasury...................    RCON 2840        359,381              15.a
     b. Trading Liabilities(from Sechedule RC-D)...................    RCFD 3548      5,614,049              15.b

16.  Other borrowed money:                                             RCFD
                                                                       ----
     a. With original maturity of one year or less.................    2332           4,603,402              16.a
     b. With original  maturity of more than one year..............    A547             328,001              16.b
     c. With original maturity of more than three years...........     A548             324,984              16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.......    2920             352,324              18.
19.  Subordinated notes and debentures.............................    3200           2,400,000              19.
20.  Other liabilities (from Schedule RC-G)........................    2930           1,833,935              20.
21.  Total liabilities (sum of items 13 through 20)................    2948          56,940,081              21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................    3838                   0              23.
24.  Common stock..................................................    3230             200,858              24.
25.  Surplus (exclude all surplus related to preferred stock)......    3839           3,192,857              25.
26.  a. Undivided profits and capital reserves.....................    3632           1,614,511              26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.................................................    8434              27,815              26.b
27.  Cumulative foreign currency translation adjustments...........    3284              (4,851)             27.
28.  Total equity capital (sum of items 23 through 27).............    3210           5,031,190              28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).........................    3300          61,971,271              29.


Memorandum
To be reported only with the March Report of Condition.
1.    Indicate in the box at the right the number of the statement below that best describes the most
      comprehensive level of auditing work performed for the bank by independent external              ---------------------  Number
      auditors as of any date during 1996........................................RCFD 6724.........    N/A                    M.1.
                                                                                                       ---------------------

1 =    Independent audit of the bank conducted in         4. =    Directors' examination of the bank performed
       accordance with generally accepted auditing                by other external auditors (may be required
       standards by a certified public accounting                 BY state chartering authority)
       firm which submits a report on the bank            5 =     Review of the bank's financial statements
2 =    Independent audit of the bank's parent                     by external auditors
       holding company conducted in accordance            6 =     Compilation of the bank's financial
       With generally accepted auditing standards                 statements by external auditors
       by a certified public accounting firm which        7 =     Other audit procedures (excluding tax
       submits a report on the consolidated holding               preparation work)
       company (but not on the bank separately)           8 =     No external audit work
3 =    Directors' examination of the bank
       conducted in accordance with generally
       acccepted auditing standards by a certified
       public accounting firm (may be required by
       state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.